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                    [PricewaterhouseCoopers LLP Letterhead]
                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Monsanto Company of our report dated February 10, 1999, except as to Note 1 relating to the pooling of interests with SUGEN, Inc. which is as of August 31, 1999, which appears in Pharmacia & UpJohn, Inc.'s Current Report on Form 8-K dated January 25, 2000. We also consent to the reference to us under the heading "Independent Accountants".




/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
February 22, 2000